UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2021

Viking Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15915 Katy Freeway Suite 450, Houston, Texas	77094
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-4387

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01 Entry into a Material Definitive Agreement.

Effective August 6, 2021, Viking Energy Group, Inc. (“Viking” or the “Company”) entered into a Share Purchase Agreement (the “SPA”) with Simmax Corp., an Alberta corporation (“Simmax”), Remora EQ LP, an Ontario limited partnership (“Remora”), and Simson-Maxwell Ltd., a Canadian federal corporation (“Simson”), pursuant to which Viking agreed to purchase 419 Class A Common Shares of Simson from Simmax and 555 Class A Common Shares of Simson from Remora (such 975 Class A Common Shares the “Purchased Shares”) for a total purchase price of CA$3,998,045.00 (approx. US$3,196,901.49) (the “Purchase Price”).

Simultaneously, effective August 6, 2021, Viking entered into a Subscription Agreement with Simson (the “Subscription Agreement”), pursuant to which Viking agreed to purchase from Simson 1,462 Class A Common Shares (the “Subscription Shares”) of Simson for a purchase price of CA$6,001,641.58 (approx. $US4,799,009.74) (the “Subscription Price”).

On August 6, 2021, Viking completed the acquisitions of the Purchased Shares and Subscription Shares, paying the Purchase Price to Simmax and Remora, and paying the Subscription Price to Simson. These acquisitions resulted in Viking owning a total of approximately 2,436 Class A Common Shares (“Viking’s Simson Shares”) of Simson, representing approximately 60.5% of the total issued and outstanding shares of Simson. The other shareholders of Simson are Simmax and Remora, which also own Class A Common Shares of Simson, and Simson has no other classes of capital stock outstanding. Viking’s Simson Shares are subject to a security interest in favor of the senior secured lender (the “Lender”) of Viking’s majority common shareholder, Camber Energy, Inc., in connection with guaranty agreements executed by Viking in favor of the Lender on or about December 22, 2020, and April 23, 2021, and a Security Agreement executed by Viking in favor of the Lender on or about July 9, 2021.

Also on August 6, 2021, Viking entered into a Unanimous Shareholders Agreement with Simmax, Remora and Simson (the “USA”) regarding the ownership and governance of Simson, and pursuant to which Viking shall nominate two members of the Board of Directors of Simson (the “Simson Board”), Simmax shall nominate one member of the Simson Board, Remora shall nominate one member of the Simson Board, and Viking, Remora and Simmax shall jointly nominate the fifth member of the Simson Board.

The foregoing descriptions of the SPA, Subscription Agreement and USA do not purport to be complete and are qualified in their entirety by reference to the SPA, Subscription Agreement and USA, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and incorporated in this Item 1.01 by reference in their entirety.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Assets Acquired.

The Company will file any financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The Company will file any financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
10.1*	Share Purchase Agreement, by and between Viking Energy Group, Inc., Simmax Corp., Remora EQ LP and Simson-Maxwell Ltd., dated August 6, 2021
10.2	Subscription Agreement between Viking Energy Group, Inc. and Simson-Maxwell Ltd., dated August 6, 2021
10.3	Unanimous Shareholders Agreement, by and between Viking Energy Group, Inc., Simmax Corp., Remora EQ LP and Simson-Maxwell Ltd., dated August 6, 2021

* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING ENERGY GROUP, INC.

Date: August 9, 2021	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	Chief Executive Officer

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